EMPLOYMENT AGREEMENT



                           DATED AS OF APRIL 30, 1997



                                     BETWEEN



                           ASR INVESTMENTS CORPORATION


                                       AND


                                  JON A. GROVE
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                                TABLE OF CONTENTS

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                                                                                                               Page

1.       Employment.............................................................................................  1

2.       Full Time .............................................................................................  1

3.       Compensation and other Benefits........................................................................  1
         (a)      Salary........................................................................................  1
         (b)      Bonus.........................................................................................  1
         (c)      Fringe Benefits...............................................................................  1
         (d)      Reimbursement.................................................................................  2

4.       Term of Employment.....................................................................................  2
         (a)      Employment Term...............................................................................  2
         (b)      Termination Under Certain Circumstances.......................................................  2
         (c)      Result of Termination.........................................................................  3

5.       Competition and Confidential Information...............................................................  3
         (a)      Interests to be Protected.....................................................................  3
         (b)      Non-Competition...............................................................................  4
         (c)      Non-Solicitation of Employees.................................................................  4
         (d)      Confidential Information......................................................................  4
         (e)      Return of Books and Papers....................................................................  5
         (f)      Disclosure of Information.....................................................................  5
         (g)      Assignment....................................................................................  5
         (h)      Equitable Relief..............................................................................  5
         (i)      Restrictions Separable........................................................................  5

6.       Miscellaneous..........................................................................................  6
         (a)      Notices.......................................................................................  6
         (b)      Indulgences...................................................................................  6
         (c)      Controlling Law...............................................................................  6
         (d)      Binding Nature of Agreement...................................................................  7
         (e)      Execution in Counterpart......................................................................  7
         (f)      Provisions Separable..........................................................................  7
         (g)      Entire Agreement..............................................................................  7
         (h)      Paragraph Headings............................................................................  7
         (i)      Gender........................................................................................  7
         (j)      Number of Days................................................................................  7

7.       Successors And Assigns.................................................................................  7
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                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT dated as of the 30th day of April, 1997, by and between ASR INVESTMENTS CORPORATION, a Maryland corporation ("Employer"), and JON A. GROVE ("Employee").

                  WHEREAS, Employer desires to employ Employee, and Employee desires to accept such employment, upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                  1.       Employment.

                  Employer hereby employs Employee, and Employee hereby accepts such employment, as President of Employer and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Employee.

                  2.       Full Time Occupation.

                  Employee  shall  devote  such  of  Employee's  business  time, attention,  and  efforts to the  performance  of  Employee's  duties  under this
Agreement  as may be  necessary  or  required  for  the  effective  conduct  and
operations  of  Employer's   business,   shall  serve  Employer  faithfully  and
diligently,  and shall not  engage in any other  employment  while  employed  by
Employer.

                  3.       Compensation and other Benefits.

                           (a) Salary.  Employer shall pay to Employee,  as full
compensation for the services rendered by Employee during Employee's employment under this Agreement, a salary at a rate of $100,000 per annum to be paid in equal monthly installments, or in such other periodic installments upon which Employer and Employee shall mutually agree.

                           (b) Bonus.  Employee  shall be eligible to receive an
annual bonus in such an amount, if any, to be determined by a committee composed of the non-management directors of Employer based upon such factors as may be deemed relevant by the committee, including the performance of Employee.

                           (c) Fringe  Benefits.  Employee  shall be entitled to
participate in any group insurance, pension, retirement, vacation, expense reimbursement or other plans, programs, or benefits approved by the Board of Directors and made available from time to time to employees of Employer generally during the term of Employee's employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

                           (d) Reimbursement.  Employer shall reimburse Employee
for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement. The term "business expenses" shall not include any item not deductible in whole or in part by Employer for federal income tax purposes. To obtain reimbursement, Employee shall submit to Employer receipts, bills or sales slips for the expenses incurred. Reimbursements shall be made by Employer monthly within 10 days of presentation by Employee of evidence of the expenses incurred.

                  4.       Term of Employment.

                           (a) Employment Term. The term of this Agreement shall
be for a period of five years commencing as of the date hereof and from year to year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then-current term.

                           (b)   Termination   Under   Certain    Circumstances.
Notwithstanding anything to the contrary herein contained:

                                    (i) Death.  Employee's  employment  shall be
automatically terminated, without notice, effective upon the date of Employee's death.

                                    (ii) Disability. If Employee shall fail, for
a period of more than 90 consecutive days, or for 90 days within any 180 day period, to perform any of Employee's duties under this Agreement as the result of illness or other incapacity, Employer may, at its option and upon notice to Employee, terminate Employee's employment affective on the date of that notice.

                                    (iii)   Unilateral   Decision  of  Employer.
Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice.

                                    (iv)   Unilateral   Decision  by   Employee.
Employee may, at his option and upon notice to Employer, terminate Employee's employment effective on the date of that notice.

                                    (v) Certain Acts. If Employee  engages in an
act or acts involving a crime, moral turpitude, fraud or dishonesty, Employer may, at its option and upon notice to Employee, terminate Employee's employment effective on the date of that notice.

                                    (vi) Change in Control. Employee may, at his
option and upon notice to Employer, terminate Employee's employment effective on the date of the notice in the event of a "Change of Control" of Employer, as defined below.
                                        2
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                           (c)  Result  of  Termination.  In  the  event  of the
termination of Employee's employment pursuant to Sections 4(b)(i) or (ii) above, Employee's estate or Employee, as the case may be, shall be entitled to receive an amount equal to Employee's fixed salary as provided in Section 3(a) above for a period of one year after such termination. In the event of the termination of Employee's employment pursuant to Section 4(b)(iii) or Section 4(b)(vi) above, Employee shall continue to receive Employee's fixed compensation for the remainder of the term of this Agreement. In the event of the termination of Employee pursuant to Section 4(b)(iv) or (v) above, Employee shall receive no further compensation under this Agreement.

                           (d) Change in Control.  The term  "Change in Control"
of Employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly of equity securities of Employer representing 20 percent or more of the combined voting power of Employer's then-outstanding equity securities, except that this provision shall not apply to an acquisition which has been approved by at least 75 percent of the members of the Board of Directors who are not affiliates or associates of such person and by at least 80 percent of the issued and
outstanding   shares  of   Employer's   Common  Stock   beneficially   owned  by
non-affiliates of such person; (ii) during the period of this Agreement, individuals who, at the beginning of such period, constituted the Board of Directors of Employer (the "Original Directors"), cease for any reason to constitute at least a majority thereof unless the election or nomination for election of each new director was approved (an "Approved Director") by the unanimous vote of a Board of Directors constituted entirely of Existing Directors and/or Approved Directors; (iii) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control Employer, and such offer is consummated for the equity securities of Employer representing 20 percent or more of the combined voting power of Employer's then-outstanding voting securities; (iv) Employer is merged, consolidated, or enters into a reorganization transaction with another person and, as the result of such merger, consolidation, or reorganization, less than 75 percent of the outstanding equity securities of the surviving or resulting person shall then be owned in the aggregate by the former stockholders of Employer; or (v) Employer transfers substantially all of its assets to another person or entity which is not a wholly owned subsidiary of Employer. Sales of Employer's Common Stock beneficially owned or controlled by Employee shall not be considered in determining whether a Change in Control has occurred.

                  5.       Competition and Confidential Information.

                           (a)   Interests   to  be   Protected.   The   parties
acknowledge that during the term of Employee's employment with Employer, Employee will perform essential services
                                        3
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for Employer, its employees, and stockholders. Employee will be exposed to, have access to, and be required to work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to Employer and that if Employer must hire new personnel or retrain existing personnel to fill vacancies it will incur substantial expense in recruiting and training such personnel. The parties expressly recognize that should Employee compete with Employer in any manner whatsoever, it could seriously impair the goodwill and diminish the value of Employer's business. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Employer, its stockholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily, and knowingly entered into. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                           (b)  Non-Competition.  During the term of  Employee's
employment with Employer and for the period ending 12 months after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below). As used herein, the term "competitive business" shall mean any business engaged in the purchase, sale, management, ownership or operation of apartment units or apartment communities and any other type of real estate owned by Employer during Employee's employment hereunder and the term "Restricted Territory" shall mean any state in which Employer owns, invests in, or manages apartment units or apartment communities or other types of real estate during Employee's employment hereunder. Notwithstanding the foregoing, this Section 5(b) shall not restrict Employee from owing not more than 5% of the outstanding security of any class listed on a national securities exchange or the Nasdaq Stock Market or require Employee to dispose of any interest in a competitive business conducted within the Restricted Territory if the competitive business was not a competitive business at the time Employee acquired his interest.

                           (c) Non-Solicitation of Employees. During the term of
Employee's employment and for a period of 12 months after the termination of Employee's employment with Employee, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, seek to hire, and/or hire any of Employer's personnel or employees for the purpose of having such employee engage in services that are the same, similar or related to the services that such employee provided for Employer.

                           (d) Confidential Information. Employee shall maintain
in strict secrecy all confidential or trade secret information relating to the business of Employer (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for

Employee's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except as required in the performance of Employee's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any materials, trade secrets, knowledge, or information with respect to management, operational, or investment policies and practices of Employer; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the management, operational, or investment policies or practices of Employer.

                           (e) Return of Books and Papers.  Upon the termination
of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all files, lists, books, records, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all other written or printed materials which are the property of Employer (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Employer, which Employee may then have in Employee's possession whether prepared by Employee or not.

                           (f)   Disclosure  of   Information.   Employee  shall
disclose promptly to Employer, or its nominee, any and all ideas, designs, processes and improvements of any kind relating to the business of Employer, whether patentable or not, conceived or made by Employee, either alone or jointly with others, during working hours or otherwise, during the entire period of Employee's employment with Employer, or within six months thereafter.

                           (g)  Assignment.  Employee hereby assigns to Employer
or its nominee, the entire right, title and interest in and to all inventions, discoveries and improvements, whether patentable or not, which Employee may conceive or make during Employee's employment with Employer, or within six months thereafter, and which relate to the business of Employer.

                           (h) Equitable Relief. In the event a violation of any
of the restrictions contained in this paragraph is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subsection (b), (c), (f) or (g) of this Section, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                           (i)  Restrictions  Separable.  If  the  scope  of any
provision of this Agreement (whether in this Section 5 or otherwise) is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

                  6.       Miscellaneous.

                           (a) Notices. All notices, requests, demands and other
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) if personally delivered, on the date of delivery, (ii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below, or (iii) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                           (i) If to Employer:

                               335 North Wilmot
                               Suite 250
                               Tucson, Arizona 85711
                               Attention: Secretary


                           (ii) If to Employee:

                                335 North Wilmot
                                Suite 250
                                Tucson, Arizona 85711


Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                           (b) Indulgences; Waivers. Neither any failure nor any
delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

                           (c) Controlling Law. This Agreement and all questions
relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict- of-interest provisions to the contrary.
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
                           (d) Binding Nature of Agreement. This Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

                           (e) Execution in  Counterpart.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                           (f)  Provisions  Separable.  The  provisions  of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           (g) Entire  Agreement.  This  Agreement  contains the
entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           (h) Paragraph  Headings.  The  paragraph  headings in
this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                           (i)  Gender.  Words used  herein,  regardless  of the
number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                           (j) Number of Days.  In computing  the number of days
for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

                  7. Successors And Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity which acquires a majority of the stock or assets of Employer by sale, merger,
                                        7
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consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ASR INVESTMENTS CORPORATION


                                        By:
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------


                                        ----------------------------------------
                                        Jon A. Grove
                                        8